Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Donna Shiroma (“Employee”) and AVITA Medical, Inc. and AVITA Medical Americas, LLC (collectively, the “Company”) (Employee and the Company collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee entered into an employment agreement with the Company with an Effective Date of June 25, 2018 (“Executive Employment Agreement”);

WHEREAS, the Parties mutually agree Employee’s employment with the Company will terminate effective July 1, 2024 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under the Acknowledgement of Waiver of Claims under ADEA Section below, and subject to approval by the Company’s Board of Directors (the “Board”), along with any other required approvals from the Board of Directors for any Company affiliates, subsidiaries, or successor corporations, the Company agrees as follows:
a.
Payment. The Company agrees to provide Employee the following in accordance with Employee’s Executive Employment Agreement Section 3.3 (b):
i.
Base Salary: A lump sum payment of[******], less applicable withholdings, representing one year of Employee’s base annual salary on the Termination Date, in lieu of notice, payable no later than the sixtieth day from the Effective Date, as defined below.
ii.
Prorated Bonus: A lump sum payment of [******]less applicable withholdings, representing your prorated bonus for 2024 at 100% of achievement.
iii.
Benefits Coverage: If Employee timely elects COBRA coverage and Employee signs up for such benefits within the time (60 days) as provided under COBRA terms, the Company shall pay the full cost of the premium to provide group health, vision, and dental plan benefits to the Employee for a period of twelve (12) months beginning July 1, 2024.
iv.
Equity: Employee’s stock options and RSUs shall immediately accelerate so that 100% of any then unvested stock options and RSUs shall immediately vest and become exercisable upon the Effective Date and shall continue to be exercisable for three (3) months under the terms and conditions of the Company’s equity incentive plan(s) (collectively, the “Incentive Plan”). Employee’s equity awards under the Incentive Plan shall continue to be governed by the terms and conditions of Employee’s equity agreements pursuant to the Incentive Plan (“Equity Agreements”).

2.
Benefits. Employee’s health insurance benefits ceased on the Termination Date, subject to Employee’s right to continue Employee’s health insurance under COBRA or comparable state law, if applicable. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date. All applicable group term life insurance, long-term disability, short-term disability, and other welfare benefits, if any, will terminate in accordance with the provisions of the applicable plans. The Company or any applicable insurance providers will provide separate information regarding individual coverage rights. Employee’s benefits under the Company’s 401(k) Retirement Plan (the “Section 401(k) Plan”), if any, will be handled in accordance with the provisions of the Section 401(k) Plan.

3.
Payment of Salary and Receipt of All Benefits. All base salary and accrued but unused vacation owed to Employee through the Termination Date will be paid to Employee on the effective date. Employee must timely submit a reimbursement request for all business expenses that are reimbursable per the Company’s expense policies. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee acknowledges and agrees that California Labor Code § 206.5 is not applicable. That section provides in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an event on wages to be earned, unless payment of such wages has been made

4.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns, including, but not limited to, AVITA Medical Inc, and AVITA Medical Americas, LLC. (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, on an individual or representative basis, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.
any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.
any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or AVITA Medical, Inc. or AVITA Medical Pty. Limited, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law or under the laws of any other country, and securities fraud under any state or federal law or under the laws of any other country;

c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.
any and all claims for violation of any federal, state, or municipal statute or of any statute of any other country, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act and similar state laws, the Age Discrimination in Employment Act of 1967, the Older Workers

Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Fair Employment and Housing Act and the Corporations Act 2001 (Cth);

e.
any and all claims for violation of the federal or any state constitution;
f.
any and all claims arising out of any other laws and regulations of any country relating to employment or employment discrimination;
g.
any and all claims arising out of any laws and regulations relating in any way to employment, or the holding of any office (including any directorship) related to employment, under the Australian Commonwealth or any Australian State or Territory jurisdiction;
h.
any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
i.
any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be in effect and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.
Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") against the Releasees, and any and all damages and disputes that have arisen prior to the Effective Date of this Agreement, except as expressly stated herein, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney of his own choosing regarding this Agreement and its effects prior to executing this Agreement and he acknowledges and represents that he has done so, or has knowingly and voluntarily waived the right to do so; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD

HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
Return of Company Equipment. Upon execution of the Agreement, Employee will deliver to the Company any Company equipment as well as all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company inventions or confidential information of the Company. Employee agrees that Employee will not copy, delete, or alter any information contained upon Employee’s Company computer or Company equipment before Employee returns it to the Company. In addition, if Employee has used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, confidential information, Employee agrees to provide the Company with a computer-useable copy of all such Confidential Information or permanently delete and expunge such confidential information from those systems; and Employee agrees to provide the Company access to Employee’s system as reasonably requested to verify that the necessary copying and/or deletion is completed.
8.
No Pending or Future Lawsuits. Employee represents and warrants that Employee is the sole owner of all claims released in this Agreement, and that Employee has not assigned, transferred, or otherwise disposed of Employee’s right or interest in those matters. Employee has no lawsuits, claims, or actions pending in Employee’s name, on Employee’s behalf, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Employee agrees to immediately cause the withdrawal or dismissal with prejudice of any such lawsuit, if filed by Employee or anyone acting on Employee’s behalf.
9.
Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

The Parties agree that Company is permitted to disclose the Separation Information to its Board of Directors, officers and managers, investors, and as required by applicable law, including without limitation, requirements imposed upon public companies for disclosure of agreements and Separation Information.

10.
No Third Party Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless complying with applicable law, under a subpoena, in connection with any investigation or proceeding conducted by a Government Agency or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

11.
Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

12.
Communications. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees, including, but not limited to, anonymous or named reviews, tweets, posts, or other comments published on the Internet. Employee affirms that Employee has not disparaged the Company from the Termination Date through the date Employee signs this Agreement. Subject to Section 18 below, Employee furthers agrees that, by no later than the Effective Date, Employee shall delete or otherwise remove any and all disparaging public comments or statements that Employee made prior to the Effective Date about or relating to the Company, including, but not limited to, comments in online forums or on websites (including, but not limited to, Facebook, Glassdoor, Yelp, and LinkedIn). Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Employee agrees to revise and update publicly available information, including professional and social networking websites such as LinkedIn and Facebook, within one (1) week of the Effective Date to remove any indication that Employee is employed by the Company. Employee’s violation of this provision shall be a material breach of this Agreement.

13.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement.
14.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
15.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
16.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES, CLAIMS, OR CONTROVERSIES OF ANY NATURE WHATSOEVER ARISING FROM, OR RELATING TO, THIS AGREEMENT OR ITS INTERPRETATION, ENFORCEMENT, BREACH, PERFORMANCE OR EXECUTION, EMPLOYEE’S EMPLOYMENT OR THE TERMINATION OF SUCH EMPLOYMENT (INCLUDING, BUT NOT LIMITED TO, ANY STATUTORY CLAIMS) (COLLECTIVELY, “CLAIMS”, EACH A “CLAIM”), SHALL BE RESOLVED, PURSUANT TO THE FEDERAL ARBITRATION ACT, 9 U.S.C. §1-16, AND TO THE FULLEST EXTENT PERMITTED BY LAW, BY FINAL, BINDING AND CONFIDENTIAL ARBITRATION IN LOS ANGELES, CALIFORNIA (OR ANOTHER MUTUALLY ACCEPTABLE LOCATION) CONDUCTED BEFORE A SINGLE NEUTRAL ARBITRATOR BY JAMS, INC. (“JAMS”) OR ITS SUCCESSOR, UNDER THE THEN APPLICABLE JAMS ARBITRATION RULES AND PROCEDURES FOR EMPLOYMENT DISPUTES (AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES- EMPLOYMENT-ARBITRATION/). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH EMPLOYEE AND THE COMPANY WAIVE THE RIGHT TO HAVE ANY CLAIM RESOLVED THROUGH A TRIAL BY JURY OR JUDGE OR AN ADMINISTRATIVE PROCEEDING. EMPLOYEE WILL HAVE THE RIGHT TO BE REPRESENTED BY LEGAL COUNSEL AT ANY ARBITRATION PROCEEDING, AT EMPLOYEE’S OWN EXPENSE. THIS PARAGRAPH SHALL NOT APPLY TO ANY CLAIM THAT CANNOT BE SUBJECT TO MANDATORY ARBITRATION AS A MATTER OF LAW, AND THE APPLICABLE LAW(S) ARE NOT PREEMPTED BY THE FEDERAL ARBITRATION ACT OR OTHERWISE INVALID (COLLECTIVELY, THE “EXCLUDED CLAIMS”). THE PARTIES AGREE THAT ANY DISPUTE IN ARBITRATION WILL BE BROUGHT ON AN INDIVIDUAL BASIS ONLY, AND NOT ON A CLASS, COLLECTIVE, OR REPRESENTATIVE BASIS. IN THE EVENT EMPLOYEE INTENDS TO BRING MULTIPLE CLAIMS, INCLUDING ONE OF THE EXCLUDED

CLAIMS LISTED ABOVE, THE EXCLUDED CLAIMS MAY BE PUBLICLY FILED WITH A COURT, WHILE ANY OTHER CLAIMS WILL REMAIN SUBJECT TO MANDATORY ARBITRATION. THE ARBITRATOR SHALL HAVE SOLE AUTHORITY FOR DETERMINING IF A CLAIM IS SUBJECT TO ARBITRATION, AND ANY OTHER PROCEDURAL QUESTIONS RELATED TO THE DISPUTE AND BEARING ON THE FINAL DISPOSITION. IN ADDITION, THE ARBITRATOR SHALL: (A) HAVE THE AUTHORITY TO COMPEL ADEQUATE DISCOVERY FOR THE RESOLUTION OF THE DISPUTE AND TO AWARD SUCH RELIEF AS WOULD OTHERWISE BE AVAILABLE UNDER APPLICABLE LAW IN A COURT PROCEEDING; AND (B) ISSUE A WRITTEN STATEMENT SIGNED BY THE ARBITRATOR REGARDING THE DISPOSITION OF EACH CLAIM AND THE RELIEF, IF ANY, AWARDED AS TO EACH CLAIM, THE REASONS FOR THE AWARD, AND THE ARBITRATOR’S ESSENTIAL FINDINGS AND CONCLUSIONS ON WHICH THE AWARD IS BASED. THE COMPANY SHALL PAY ALL JAMS ARBITRATION FEES. NOTHING IN THIS AGREEMENT SHALL PREVENT EMPLOYEE OR THE COMPANY FROM OBTAINING INJUNCTIVE RELIEF IN COURT TO PREVENT IRREPARABLE HARM PENDING THE CONCLUSION OF ANY ARBITRATION. ANY AWARDS OR ORDERS IN SUCH ARBITRATIONS MAY BE ENTERED AND ENFORCED AS JUDGMENTS IN THE FEDERAL AND STATE COURTS OF ANY COMPETENT JURISDICTION.

17.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
18.
Protected Activity. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity, provided, however, that Employee agrees not to seek or accept any monetary award from such a proceeding (except with respect to proceedings before the Securities and Exchange Commission). For purposes of this Agreement, “Protected Activity” shall mean (a) filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (the “SEC”), the Equal Employment Opportunity Commission, the California Civil Rights Department, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), (b) discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act, (c) disclosing or discussing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or, (d) complying with any applicable law, regulation, or a valid order of a court of competent jurisdiction or an authorized Government Agency, provided that Employee’s compliance does not exceed the requirements of such law, regulation, or order. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information to Government Agencies as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. However, Employee covenants and promises that Employee waives, releases, and will not seek or accept compensation or other personal benefits from Company arising out of any Government Agency action related to any Released Claims, except for any award in exchange for providing information to the SEC. If Employee is ever awarded or recovers in any forum any amount from Company as to any claim released by this Agreement (except under the ADEA, if Employee is lawfully allowed to pursue such a claim, or any bounty awarded to Employee by the SEC), Employee hereby assigns the right to any such amounts to Company and agrees to immediately tender the same to Company. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

19.
No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

20.
Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and delivered to the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

21.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, such provision may be modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will otherwise be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, except Sections 4 and 5, will be severed and the remainder of this Agreement shall continue in full force and effect without said provision or portion of provision.
22.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action to the extent permitted by law.

23.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Executive Employment Agreement, with the exception of Employee’s obligations to Company that survive Employee’s employment termination pursuant to the Executive Employment Agreement, and the Equity Agreements.

24.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

25.
409A Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

26.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in Los Angeles, California.

27.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, by the twenty-one (21) day period set forth above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed and returned this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
28.
Counterparts. This Agreement may be executed in counterparts that may be executed, exchanged, and delivered by facsimile, photo, e-mail PDF, SignNow or a similarly accredited secure signature service, or other electronic transmission or signature. Each counterpart will be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)
Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Donna Shiroma, an individual

Dated: By

Donna Shiroma

AVITA MEDICAL AMERICAS, LLC AND AVITA MEDICAL, INC.

Dated: By

James Corbett

Chief Executive Officer